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                                                                    Exhibit 99.3


                           HOTEL MANAGEMENT AGREEMENT

                            (----------------------)


     HOTEL MANAGEMENT AGREEMENT (this "AGREEMENT") made as of the 1st day of January, 2002, between ___________ ("OWNER"), a Delaware limited liability company, and Boykin Management Company Limited Liability Company ("OPERATOR"), an Ohio limited liability company.

                                    RECITALS

     A. Owner is the lessee of a full-service hotel (the "HOTEL") known as the _______________ located at ____________________; and

     B. Owner and Operator desire to evidence their agreement with respect to the operation, direction, management, and supervision of the Hotel as more particularly set forth below.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Owner and Operator agree as follows:

                                   ARTICLE I

                                    THE HOTEL

1.1. Owner and Operator acknowledge that the Hotel consists of and contains:

     A. A Building (the "BUILDING") with _____ guest rooms, restaurant(s), lounge(s), conference facilities and meeting rooms together with the parcel of land described in EXHIBIT A attached hereto (the "LAND") and made a part hereof on which the Building is located and any outdoor parking areas or other facilities located on such Land;

     B. Mechanical systems and built-in installations (the "INSTALLATIONS") of the Building including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and escalators, and built-in laundry, refrigeration and kitchen equipment;

     C. Furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and hotel equipment and vehicles (the "FF&E");

     D. Chinaware, glassware, silverware, linens, and other items of a similar nature, but excluding the FF&E (the "OPERATING EQUIPMENT"); and

     E. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage (the "OPERATING SUPPLIES").




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                                   ARTICLE II

                                 OPERATING TERM

2.1. This Agreement shall have a term (the "OPERATING TERM" or "TERM") commencing on January 1, 2002 (the "COMMENCEMENT DATE") and expiring on ___________________, unless sooner terminated in accordance with the provisions of this Agreement or unless extended by the written agreement of Owner and Operator.

                                  ARTICLE III

                          GENERAL SERVICES BY OPERATOR

3.1. Owner hereby engages Operator as the exclusive operator and manager of the Hotel during the Operating Term and Operator hereby accepts such engagement. In exercising its duties hereunder Operator shall act as agent and for the account of Owner and, subject to the terms of this Agreement, the Major Agreements and the applicable Budgets, Operator shall have control and discretion in the operation, direction, management and supervision of the Hotel. Such control and discretion of Operator shall include, without limitation, the determination of credit policies (including entering into agreements with credit card organizations), terms of admittance, charges for rooms, food and beverage policies, entertainment and amusement policies, leasing, licensing and granting of concessions for commercial space at the Hotel, and all phases of advertising, promotion and publicity relating to the Hotel. All services and goods provided by Operator hereunder shall be provided at cost and without additional charge or mark-up for profit, except as otherwise expressly provided in this Agreement. Without derogating from the generality of the above statements, Operator's duties shall include the following:

     A. Recruit, train, direct, supervise, employ and dismiss on-site staff (the "HOTEL EMPLOYEES") for the operation of the Hotel;

     B. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Hotel;

     C. On and after the date hereof, (i) on behalf of Owner, negotiate and enter into leases, licenses and concession agreements (collectively, the "LEASES") for stores, office space and lobby space at the Hotel, collect the rent under such Leases and otherwise administer the Leases and (ii) negotiate and enter into contracts for the provision of services to the Hotel; provided, however, that without Owner's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Operator shall not enter into or renew (other than with respect to mandatory renewals) (a) any contract for the provision of services to the Hotel unless the same (x) is terminable upon not more than thirty (30) days' notice without payment of premium and penalty and requires payments of not more than $10,000 annually, or (y) is provided for in the applicable Budget, or (b) any new Lease.

     D. Apply for, process and take all necessary steps to procure and keep in effect in Owner's name (or, if required by the licensing authority, in Operator's name or both) all licenses and permits required for the operation of the Hotel;

     E. Purchase all FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Hotel;



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     F.   Provide routine accounting and purchasing services as required in the ordinary course of business;

     G. Maintain the Hotel in a good state of repair and in accordance with the Hotel Standards (as hereinafter defined) and all applicable laws, ordinances, regulations, rulings and orders of governmental authorities applicable to the Hotel or its operation (collectively, "APPLICABLE LAWS");

     H. Subject to Section 3.2 below, use reasonable efforts to operate the Hotel in accordance with any applicable deed of trust, mortgage, franchise agreement or loan agreement relating to the Hotel, as well as Owner's lease of the Hotel (the "PERCENTAGE LEASE") from the fee owner or ground lessee of the Hotel, as applicable (collectively, "MAJOR AGREEMENTS"); and

     I. Provide such other services as are required under the terms of this Agreement or as are customarily performed without additional fee by management companies of similar properties in the area of the Hotel with fee structures similar to that provided herein.

Operator's compensation for the foregoing services shall be the Base Fee and the Incentive Fee (as each such term is hereinafter defined) and shall not charge Owner any additional charge or mark-up to perform such services except as otherwise expressly provided in this Agreement.

3.2. Notwithstanding any other provision of this Agreement to the contrary, Operator's obligations with respect to any Major Agreement shall be limited to the extent (i) true and complete copies of the relevant provisions thereof have been delivered to Operator sufficiently in advance to allow Operator to perform such obligations and (ii) the provisions thereof and/or compliance with such provisions by Operator (1) are applicable to the day-to-day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof, (2) do not require contribution of capital or payments of Operator's own funds, (3) do not materially increase Operator's obligations hereunder or materially decrease Operator's other rights hereunder, (4) do not limit or purport to limit any corporate activity or transaction with respect to Operator or its Affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its Affiliates other than at the site of the Hotel, and (5) are otherwise within the scope of Operator's duties under this Agreement. Owner acknowledges and agrees, without limiting the foregoing, that any failure of (x) Owner to comply with the provisions of any Major Agreements or Applicable Laws, or (y) Operator to comply with the provisions of any Major Agreement arising out of (A) the condition of the Hotel, and/or the failure of the Hotel to comply with the provisions of such Major Agreement, prior to Operator's assuming the day-to-day management thereof, (B) construction activities at the Hotel, (C) inherent limitations in the design and/or construction of, location of the Hotel and/or parking at the Hotel, (D) failure of Owner to provide funds, from operations or otherwise, sufficient to allow timely compliance with the provisions of the Hotel Standards or any Major Agreement through reasonable and customary business practices and/or (E) Owner's failure to approve any matter requested by Operator in Operator's good faith business judgment as necessary or appropriate to achieve compliance with the Hotel Standards or any Major Agreement, shall not be deemed a breach by Operator of its obligations under this Agreement.



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                                   ARTICLE IV

                         GENERAL OPERATION OF THE HOTEL

4.1. Operator shall operate the Hotel and all of its facilities and activities in accordance with the standards established by the franchisors of the Hotel from time to time or, if no franchise is applicable to the Hotel, in accordance with past practice and operations at the Hotel (the "HOTEL STANDARDS").

4.2. Operator will be available to consult with and advise Owner, at Owner's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotel. Operator shall in all events consult with Owner before implementing any material changes in policies and procedures relating to the Hotel.

                                   ARTICLE V

                             AGENCY; HOTEL EMPLOYEES

5.1. In the performance of its duties as Operator of the Hotel, Operator shall act solely as agent of Owner. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner and Operator. Except as otherwise provided in this Agreement (including without limitation Article 21 below), (a) all debts and liabilities to third persons incurred by Operator in the course of its operation and management of the Hotel in accordance with the provisions of this Agreement shall be the debts and liabilities of Owner only and (b) Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel as agent for Owner. Operator may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this paragraph.

5.2. All Hotel Employees shall be employees of Operator. All compensation (including without limitation all wages and fringe benefits) of the Hotel Employees shall, subject to the Budgets, be an Operating Expense (as defined in Section 11.2) and shall be borne by Owner and paid out of the Agency Account (as hereinafter defined), or if the amounts therein are insufficient, by Owner upon demand therefor by Operator. Operator may consistent with the Budgets enroll the Hotel Employees in pension, medical and health, life insurance and similar employee benefit plans ("BENEFIT PLANS") substantially similar to plans reasonably necessary to attract and retain employees and generally remain competitive. Owner agrees that the Benefit Plans in effect as of the date hereof satisfy the foregoing standard. The Benefits Plans may be joint plans for the benefit of employees at more than one hotel or motel owned, leased or managed by Operator or its Affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees (but without further mark-up by Operator), which Operator may expend in connection therewith, shall be the responsibility of Owner and shall be an Operating Expense. The administrative expenses of any joint plans will be equitably apportioned by Operator among properties covered by such plan.

5.3. Operator, in its discretion, may (i) provide lodging for Operator's executive employees and corporate staff visiting the Hotel in connection with the performance of Operator's services and allow them the use of the Hotel facilities and (ii) provide the management of the Hotel with temporary living quarters within the Hotel and the use of all Hotel facilities, in either case at a discounted price or without charge as the case may be. Operator shall, on a space available basis provide lodging at the Hotel for Owner's employees and directors visiting the Hotel and allow them the use of all Hotel facilities in either case without charge, except for recreational facilities for which a charge will apply.



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5.4. During the term of this Agreement and for a period of two (2) years thereafter, Owner agrees that it (and its Affiliates) will not, without the prior written consent of Operator, either directly or indirectly, alone or in conjunction with any other person or entity, (a) solicit or attempt to solicit any general manager (each, a "GENERAL MANAGER" and, collectively, "GENERAL MANAGERS") of the Hotel or any other hotels managed by Operator (provided that in the event Manager or its Affiliates manage one hundred (100) or more hotels for third parties that are not Affiliates of Owner, the foregoing shall only apply to General Managers of hotels managed by Operator for Owner) or any of Operator's corporate level (i.e., not engaged full time in the operation of the Hotel) employees or staff (the "EXECUTIVE EMPLOYEES"; collectively, the General Manager and Executive Employees, the "KEY EMPLOYEES") to terminate, alter or lessen Key Employees' employment or affiliation with Operator or to violate the terms of any agreement or understanding between any such Key Employee and Operator, as the case may be, or (b) employ, retain or contract with any Key Employee, unless in each case of the actions described in (a) or (b) it will pay Operator, within thirty (30) days of taking any of the actions described in (a) or (b) above, an amount equal to 2.5 times the aggregate base salary and cash bonus paid to the relevant Key Employee over the twelve (12) month period immediately preceding such action; provided that the restrictions set forth in clauses (a) and (b) above shall not apply to the employment, retention of or contracting with a Key Employee if (i) Operator has not offered such Key Employee employment prior to the termination of this Agreement pursuant to
Section 17.1 hereof, (ii) Operator has not offered such Key Employee employment within thirty (30) days from Operator's receipt of notice of the termination of this Agreement other than pursuant to Section 17.1 hereof, (iii) if Operator has otherwise waived in writing such restriction, or (iv) if this Agreement is terminated by Owner as a result of the commission of any theft, embezzlement or other criminal misappropriation of Hotel or Owner funds or any fraud or felony by any executive of Operator that relates to or materially affects the operation or reputation of the Hotel. The parties agree that Operator's damages resulting from Owner's violation of the restrictions set forth in clauses (a) and (b) above are not readily determined and that the compensation payable to Operator by Owner as provided by this Section 5.4 is a fair and reasonable estimation thereof.

5.5. Except to the extent provided otherwise in Article VIII of the Master Contribution Agreement, by and between Operator, JABO LLC, Boykin Lodging Company, and Boykin Hotel Properties, L.P., dated as of December 31, 2001 (the "MASTER CONTRIBUTION AGREEMENT"), Operator shall not be liable for any failure of the Hotel to comply, prior to the Commencement Date, with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C. Sec.1981, the Civil Rights Acts of 1871, 42 U.S.C. Sec. 1983 the Fair Labor Standards Act, 29 U.S.C. Sec.201, ET SEQ., the Civil Rights Act of 1964, 42 U.S.C. Sec.2000e, ET SEQ., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sec.621, ET SEQ.,the Rehabilitation Act, 29 U.S.C. Sec.701, ET SEQ., the Americans With Disabilities Act of 1990, 29 U.S.C. Sec.706, 42 U.S.C. Sec.12101, ET SEQ., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sec.301, ET SEQ., the Equal Pay Act, 29 U.S.C. Sec. 201, ET SEQ., the National Labor Relations Act, 29 U.S.C. Sec.151, et SEQ., and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "EMPLOYMENT LAWS").

5.6. Operator shall from time to time develop and implement policies, procedures and programs for the Hotel (collectively, the "EMPLOYMENT POLICIES") reasonably designed to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable hotel management companies.

5.7. Operator shall not hire a General Manager without the prior approval of Owner. Owner shall, within fifteen (15) days after notice from Operator, interview a General Manager candidate and grant or withhold its approval; provided Operator has made the General Manager candidate reasonably available





                                      -5-
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within such fifteen (15)-day period. Operator shall allow Owner, at Owner's election, to interview the General Manager candidate; provided, however, that Operator shall have the right to participate in any such interview.

                                   ARTICLE VI

                               PROVISION OF FUNDS

6.1. In performing its services under this Agreement, Operator shall act solely as agent and for the account of Owner. Operator shall not be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Hotel or otherwise due to Owner's failure to provide required working capital.

6.2. Operator shall in no event be required to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Hotel.


                                  ARTICLE VII

                              CENTRALIZED SERVICES

7.1. Operator may provide or cause its Affiliates to provide for the Hotel and its guests the full benefit of any reservations system hereafter established by Operator or its Affiliates and provide, or cause its Affiliates to provide, such aspects of any accounting or purchasing services, other group benefits and services, revenue management services, on-site sales training, associate satisfaction surveys, training and other training as are made available generally to properties managed by Operator, all of which are collectively referred to as "CENTRALIZED SERVICES." The Centralized Services being provided on the date hereof, and the approximate cost thereof as of December 31, 2001, are set forth on EXHIBIT B attached hereto. Owner shall not have the right to reject the Centralized Services set forth on EXHIBIT B unless in any given year either (i) the cost charged Owner for Operator's actual out-of-pocket, unrelated third-party costs to provide any Centralized Services increases in excess of the increase in Operator's actual out-of-pocket, unrelated third-party costs to provide such Centralized Services, or (ii) Operator's costs with respect to Centralized Services increases because of a change in the scope of such Centralized Services or the corporate staff devoted to such Centralized Services. Operator shall advise Owner in writing of any Centralized Service not set forth on EXHIBIT B, which Operator proposes to provide to the Hotel and the approximate cost thereof. Owner shall have the right to reject, in its sole and absolute discretion, any and all such other Centralized Services that are proposed by Operator after the date of this Agreement and/or which are not set forth on EXHIBIT B, in which case Operator shall not provide such rejected Centralized Services and no portion of the cost of such rejected Centralized Services shall be incurred by Owner or included in Operating Expenses.

7.2. Subject to the provisions of the applicable Budget and Section 7.1, Operator or such of Operator's Affiliates as provide Centralized Services shall be entitled to be reimbursed for the Hotel's share of the total costs that are reasonably incurred in providing such Centralized Services on a system-wide basis to hotels and motels managed by Operator or its Affiliates, which costs may include, without limitation, salaries (including payroll taxes and employee benefits) of employees and officers of Operator and its Affiliates, costs of all equipment employed in the provision of such services and a reasonable charge for overhead. The Hotel's share of such costs shall be determined in an equitable manner by Operator (which shall be approved by Owner in its reasonable discretion) and substantiated to Owner after each Fiscal Year end and shall be an Operating Expense of the Hotel.




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7.3. Owner acknowledges that Operator may enter into purchasing, maintenance or service contracts with respect to the Hotel as are made available generally to properties managed by Operator pursuant to which Operator or Affiliates of Operator receive rebates, cash incentives, administration fees, concessions, profit participations, stock or stock options, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services. Operator agrees that any such amounts or benefits derived from the following six (6) categories, are equally the property of Operator and Owner and shall be allocated on an equal (50/50) basis between Operator and Owner; (1) food and beverage purchases, (2) telecommunications, (3) insurance, (4) electronic purchases, (5) early payment discounts or payments and
(6) vendor advertising contributions. In addition, the terms of any contract or agreement for such goods or services, when taken as a whole, shall not be materially less favorable to the Hotel than the prevailing terms of contracts to provide similar goods or services on a single-property basis obtainable on a commercially reasonable basis from unrelated parties in the area of the Hotel.

                                  ARTICLE VIII

                        WORKING CAPITAL AND BANK ACCOUNTS

8.1. Owner will maintain working capital funds on a system-wide basis sufficient in amount to constitute reasonable working capital for the uninterrupted and efficient operation of the Hotel, and provide Operator with such funds, as and when reasonably required by Operator.

8.2. All funds received by Operator in the operation of the Hotel, and funds for working capital provided by Owner, shall be deposited in an account bearing the name of Owner and the Hotel established by Owner at such financial institution as may from time to time be selected by Owner (the "AGENCY ACCOUNT"); provided, however, that, except as otherwise provided in this Agreement, no signature or other approval of Owner or any representative thereof shall be required for any withdrawal by Operator therefrom. Amounts in the Agency Account may be temporarily withdrawn and invested by Operator in any Permitted Investments, having due regard for the timing of the Hotel's cash needs. From the Agency Account, Operator shall pay all Operating Expenses and reimburse itself for any reimbursable expenses in accordance with this Agreement, pay to itself the Base Fee and Incentive Fee and remit any excess amounts to Owner. In addition, Owner may, at its option, from time to time, instruct Operator to withhold specified amounts from Owner's share as accruals against real estate taxes, debt service and insurance costs, for the benefit of Owner. All interest earned or accrued on amounts invested from the Agency Account shall be added to the Agency Account and shall not constitute Gross Revenues or be included therein. The Agency Account shall be owned by Owner and shall be controlled and operated by Operator as provided herein and in its capacity hereunder. For the purposes of this Agreement, "PERMITTED INVESTMENTS" shall mean insured demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks which (i) issue (or the parent company of which issues) commercial paper rated by Moody's Investors Service, Inc. or by Standard & Poor's Rating Services at not less than "1" if then rated by Moody's and not less than "A1" if then rated by Standard & Poor's, (ii) are organized under the laws of the United States or any state thereof, and (iii) have combined capital and surplus in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having combined assets of less than $1,000,000,000 will not exceed $200,000.

8.3. The Agency Account shall be in the name of Operator as agent for Owner and shall be under the control of Operator. Checks or other documents of withdrawal shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably





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satisfactory to Owner. The premiums for bonding or other insurance shall be an
Operating Expense except for premiums for bonding off-site executive employees of Operator, if, and to the extent, of increased costs associated therewith. Upon the expiration or termination of this Agreement all remaining amounts in the Agency Account shall be transferred to Owner, subject to Owner's remaining obligations, if any, to Operator and its Affiliates under this Agreement.

8.4. In the event the franchisor provides written notice of a default under the franchise agreement, then Owner shall be obligated within thirty (30) days of receipt of such notice, to enter into a negotiation process with the franchisor to cure such default. If, after ninety (90) days of negotiation, Owner and franchisor are unable to reach an agreement on a cure of the default and franchisor proceeds in exercising its right of termination of the franchise agreement, then Owner shall be obligated to pay Operator a fee on the twentieth
(20th) day following the end of each of the four (4) full calendar quarters following the end of the aforementioned ninety (90) days, which fee in each case shall be an amount equal to 1.125% of Total Revenues for the corresponding calendar quarter of the preceding calendar year (collectively, the "SPECIAL FEE"), which Special Fee shall be in lieu of the Incentive Fee for that period, as provided for in Section 10. 2 hereof. Notwithstanding the foregoing, Operator shall not be entitled to the Special Fee (i) if within the aforementioned ninety
(90) days Owner informs Operator in writing that it is Owner's intention to change the Hotel's franchise affiliation, (ii) Owner terminates this Agreement in accordance the terms of this Agreement, unless Operator earns the Incentive Fee in accordance with Section 10.2 hereof, or (iii) if (a) defaults (as set forth in the notice of default) exist under the franchise agreement other than defaults which occurred as a result of Owner's failure to provide sufficient funds to permit the Hotel and its operations to satisfy the Hotel Standards (such other defaults, the "OTHER DEFAULTS"), and (b) if the Other Defaults did not exist, then the franchisor would not have provided the written notice of default described in the first sentence of this Section 8.4. In no event shall Owner's failure to pay the Special Fee required in this Section 8.4 give rise to any remedy for that period except for the claim for the amounts described herein, except that Operator shall also have a right to terminate this Agreement pursuant to Section 16.2. Subject to the foregoing, the provisions of this
Section 8.4 shall not limit either party's rights and remedies set forth elsewhere in this Agreement.

                                   ARTICLE IX

                     BOOKS, RECORDS AND STATEMENTS; BUDGETS

9.1. Operator shall keep full and accurate books of account and other records reflecting the results of the operation of the Hotel in accordance with generally accepted accounting principles ("GAAP") and the Uniform System of Accounts (Ninth Revised Edition 1996, as further revised from time to time) as adopted by the American Hotel and Motel Association of the United States and Canada (the "UNIFORM SYSTEM") with such exceptions as may be required by the provisions of this Agreement; provided, however, that Operator may, with prior notice to Owner, make such modifications to the methodology in the Uniform System as are consistent with Operator's standard practice in accounting for its operations under management contracts generally, so long as such modifications do not affect the determination of Total Revenues, Operating Expenses or Fixed Charges under Article XI. Except for the books and records which may be kept in Operator's home office or other accessible location pursuant to the adoption of a central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Hotel shall be kept at the Hotel and shall be available to Owner and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records including, without limitation, books of account, guest records and front office records, shall be the property of Owner, but shall be available to Operator for use during the terms of this Agreement in connection with the operation of the Hotel. Upon any termination of this

Agreement, all of such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of three (3) years.

9.2. Operator shall deliver to Owner within twenty (20) days after the end of each month, the following items (collectively, the "MONTHLY REPORTS"):

     A.   An executive summary noting highlights of operations for such month;

     B.   A balance sheet as of the last day of such month;

     C.   A source and use of funds statement for such month;

     D.   An income and expense statement for such month;

     E. A twelve-month summary and forecast of operations for the current Fiscal Year utilizing (i) actual year-to-date figures, (ii) forecasts for the next thirty (30), sixty (60) and ninety (90)-day periods and
          (iii) budgeted amounts for the balance of the Fiscal Year;

     F. A twelve-month summary and forecast of cash flow for the current Fiscal Year utilizing (i) actual year-to-date figures, (ii) forecasts for the next thirty (30), sixty (60) and ninety (90)-day periods and
          (iii) budgeted amounts for the balance of the Fiscal Year;

     G. A summary of year-to-date capital expenditures and budgeted amounts for the balance of the year; and

     H. Such other monthly reports as Owner may reasonably request and as are customarily provided without additional fee by managers of similar hotels in the area of the Hotel.

The Monthly Reports shall be prepared in accordance with GAAP and the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices.

9.3. Year-end financial statements for the Hotel (including a balance sheet, income statement and statement of sources and uses of funds) shall be prepared in accordance with GAAP and the Uniform System and certified by an independent national certified public accounting firm with hospitality experience selected by Owner. Operator shall cooperate in all respects with such accountant in the preparation of such statements.

9.4. On or before each December 1 during the Operating Term, Operator shall submit to Owner for Owner's approval in Owner's sole discretion, the following items (collectively, the "BUDGETS") for the next Fiscal Year:

     A. An operating budget (the "OPERATING BUDGET") setting forth in reasonable line-item detail the projected income from and expenses of all aspects of the operations of the Hotel with comparison to the Operating Budgets for the two previous fiscal years;

     B. A capital budget (the "CAPITAL BUDGET") setting forth in reasonable line-item detail proposed capital projects and expenditures for the Hotel, including, but not limited to, FF&E expenditures, ordinary and non-structural repairs, and other alterations, additions and improvements, with comparison to the Capital Budgets for the two previous fiscal years;

     C.   A cash flow forecast (the "CASH FLOW FORECAST") on a monthly basis;

     D. A plan (the "MARKETING PLAN") describing the proposed advertising, marketing, promotion, publicity and other like programs for the Hotel;

     E. Such other reports or projections as Owner may reasonably request and as are customarily provided without additional fee by similar sized management companies.

The Budgets shall be prepared in accordance with GAAP and the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices.

9.5. Owner shall approve or reject, in whole or in part, the Budgets within twenty (20) days of submission by Operator. If Owner does not respond within such twenty (20)-day period, Owner shall be deemed to have not approved the Budgets in their entirety. Operator shall operate the Hotel substantially subject to the Budgets. Operator shall not, without Owner's prior approval:

     A. Incur any expense for any line-item in the Operating Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 for the applicable fiscal period set forth in the Operating Budget, not to exceed, except to the extent such expenditures vary in correlation with Total Revenues and/or occupancy in the aggregate, five percent (5%) of the Operating Budget for any such Fiscal Year, provided that Operator may, without Owner's approval (a) pay any expenses (the "NECESSARY EXPENSES") regardless of amount, which are necessary for the continued operation of the Hotel in accordance with Applicable Laws and the Hotel Standard and which are not within the reasonable control of Operator (including, but not limited to, those for taxes, utility charges, licensing and permits), or (b) pay any expenses (the "EMERGENCY EXPENSES") regardless of amount which, in Operator's good faith judgment, are immediately necessary to protect the physical integrity or lawful operation of the Hotel or the health or safety of its occupants; or

     B. Incur any expense for any line-item in the Capital Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 for the applicable fiscal period set forth in the Capital Budget, not to exceed, in the aggregate, five percent (5%) of the Capital Budget for such Fiscal Year, provided that Operator may, without Owner's approval, pay any Emergency Expenses which are capital in nature.

9.6. If the Budgets (or any component of the Budgets), have not been approved by Owner prior to any applicable Fiscal Year, then, until approval of the Budgets (or such components) by Owner, Operator shall operate the Hotel substantially in accordance with the prior year's Budgets except for, or as modified by, (a) those components of the Budgets for the applicable Fiscal Year approved by Owner, (b) the Necessary Expenses which shall be paid as required, (c) the Emergency Expenses which shall be paid as required, and (d) those expenses that vary in correlation with Total Revenues and/or occupancy in the aggregate.

9.7. Subject to the express limitations set forth in this Agreement, Owner acknowledges that (a) the Budget is an estimate of income and expenditures only,
(b) Operator does not give any guarantee, warranty or representation whatsoever in connection with any Budget, (c) Operator does not guarantee the accuracy of the information contained in the Budget or the results predicted therein, (d) Operator shall not be held responsible for any divergence between the projections contained in the Budget and the actual results achieved, and (e) failure of the Hotel to achieve the projections for any Fiscal Year shall not constitute an event of default.

                                   ARTICLE X

                                 MANAGEMENT FEES

                       AND PAYMENTS TO OPERATOR AND OWNER

10.1. Owner shall pay to Operator, on a monthly basis, for services rendered under this Agreement a management fee (the "BASE FEE") equal to three percent (3%) of Total Revenues.

10.2. Owner shall pay to Operator on an annual basis an incentive management fee (the "INCENTIVE FEE") equal to thirteen and one half percent (13.5%) of Gross Operating Profit in excess of the Gross Operating Profit agreed to in the Operating Budget for each Fiscal Year. In no event shall the Incentive Fee exceed one and one-eighth percent (1.125%) of Total Revenues for any Fiscal Year.

10.3. [INTENTIONALLY OMITTED]

10.4. In each month during the Operating Term, Operator shall be paid out of the Agency Account the Base Fee for the preceding month, as determined from the monthly income and expense statement, such payment to be made upon delivery of the income and expense statement for such month showing the computation of Total Revenues and the Base Fee for such month. Partial advance payments of the Incentive Fee shall be payable quarterly on the twentieth (20th) day following the end of each quarter. The amount of each such advance payment of the Incentive Fee shall be equal to fifty percent (50%) of the Incentive Fee that would be payable against budget and on a cumulative basis for a partial Fiscal Year which ended on the last day of such quarter, less any previous advance payments for such Fiscal Year. Within ten (10) days after receipt by Owner of the audited financial statements of the Hotel for such Fiscal Year but no later than ninety (90) days after the end of each Fiscal Year or partial Fiscal Year, Owner shall pay to Operator the excess of the Incentive Fee over any advance payments or Operator shall pay to Owner the excess of any advance payments over the Incentive Fee. The Incentive Fee shall be subject to adjustment as provided in Section 10.6.

10.5. On or before the twentieth (20th) day following the last day of each calendar month (or such other fiscal period as Owner and Operator may determine) of each Fiscal Year during the Operating Term, after (a) payment of Operating Expenses and other amounts required to be paid under this Agreement and (b) retention of working capital sufficient to assure the uninterrupted and efficient operation of the Hotel in accordance with the Hotel Standard and the Major Agreement and most recent Cash Flow Forecast, all funds in the Agency Account shall be paid to Owner.

10.6. At the end of each Fiscal Year and following receipt by Owner of the annual audit set forth in Section 9.3, an adjustment will be made, if necessary, based on the audit so that Operator shall have received the accurate Base Fee and Incentive Fee for such Fiscal Year. Within thirty (30) days of receipt by Owner and Operator of such audit, Operator shall either (a) place in the Agency Account or remit to Owner, as appropriate, any excess amounts Operator may have received for such fees during such calendar year or (b) be paid out of the Agency Account or by Owner, as appropriate, any deficiency in the amounts due Operator for the Base Fee and Incentive Fee.

10.7. Operator agrees to provide an incentive to its corporate executive team by allocating annually to a bonus pool a portion of the Incentive Fee received by Operator for such Fiscal Year, which amount shall be the first amounts received by Operator as the Incentive Fee for such Fiscal Year up to a maximum amount equal to the first one-eighth of one percent (.125%) of Total Revenues (the "MINIMUM POOL ALLOCATION"). The allocation by the Operator to the bonus pool shall be made prior to making any other payments or distributions by Operator of the Incentive Fee for such Fiscal Year. In addition, no less than twenty-five percent (25%) of the corporate executive team's bonus for any year during the Term applicable to all hotels managed by Operator on behalf of Owner or any of its Affiliates shall be based upon achieving the aggregate Gross Operating Profit set forth in the approved Operating Budgets for such hotels for any Fiscal Year during the Term. Operator agrees to distribute to its corporate executive team the Minimum Pool Allocation each Fiscal Year during the Term. Bonus and other incentive payments made to Operator's corporate staff and executives is not an Operating Expense. Nothing in this Section 10.7 shall prohibit the Operator from allocating more than the Minimum Pool Allocation to the bonus pool.

10.8. Any bonus or other incentive payment paid to executive committee members at the Hotel will be based upon the Gross Operating Profit of the Hotel. Such incentives will be deemed earned on a sliding scale commencing upon achievement of ninety percent (90%) of the Gross Operating Profit set forth in the approved Operating Budget. The details of this incentive plan will be developed by Operator and will be subject to Owner's approval. In no case will less than twenty-five percent (25%) of the executive committee members' bonus be based upon achieving the Gross Operating Profit set forth in the approved Operating Budget.

                                   ARTICLE XI

                               CERTAIN DEFINITIONS

11.1. A. The term "TOTAL REVENUES" shall mean, for any period, all income, revenue, receipts and proceeds resulting from the operation of the Hotel and all of its facilities (net of refunds and credits to guests and other items deemed "Allowances" under the Uniform System) which are properly attributable under GAAP and the Uniform System to the period in question. Subject to Section 11.1(B), Total Revenues shall include, without limitation, all amounts derived from:

         (i) The rentals of rooms, banquet facilities and conference facilities;

         (ii) The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations;

         (iii) Charges for admittance to or the use of any parking facilities, recreational facilities or any entertainment events at the Hotel;

         (iv)  Rentals paid under Leases;

         (v) Charges for other Hotel services or amenities, including, but not limited to, telephone service, in-room movies, and laundry services; and

         (vi) The gross income amount on which the proceeds of business interruption or similar insurance are determined, with respect to any period for which such proceeds are received.

          Notwithstanding the foregoing, the receipts or proceeds derived from the Land or Building or activities thereon or therein unrelated to the operation of the Hotel or for which Operator has minimal or no involvement shall be excluded from Total Revenues.

     B.   Total Revenues shall not include:

          (i) Sales or use taxes or similar governmental impositions collected by Owner or Operator;

          (ii) Tips, service charges and other gratuities received by the Hotel Employees;

          (iii)  Proceeds of insurance except as set forth in Section 11.1(A);

          (iv) Proceeds of the sale or condemnation of the Hotel, any interest therein or any other asset of Owner not sold in the ordinary course of business, or the proceeds of any loans or financings;

          (v)    Capital contributed by Owner to the Hotel;

          (vi) The repayment to Owner of any loans or interest thereon made by Owner;

          (vii) The receipts of any tenant, licensee or concessionaire under a Lease; and

          (viii) Interest Income.

11.2. A. The term "OPERATING EXPENSES" shall mean all costs and expenses for any period of maintaining, conducting and supervising the operation of the Hotel and all of its facilities which are properly attributable under GAAP and the Uniform System and GAAP to the period in question. Operating Expenses shall include, without limitation:

          (i)  The cost of all Operating Equipment and Operating Supplies;

          (ii) Salaries and wages of the Hotel personnel, including costs of payroll taxes and employee benefits. The salaries or wages of off-site employees or executives of Operator shall not be Operating Expenses, provided that if it becomes necessary for an off-site employee or executive of Operator to temporarily perform services at the Hotel of a nature normally performed by the Hotel Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be Operating Expenses and reimbursed to Operator;

          (iii) The cost of all other goods and services obtained in connection with the operation of the Hotel, including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies;

          (iv) The cost of all non-capital repairs to and maintenance of the Hotel;

         (v) Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Article XIII (other than insurance against physical damage to the Hotel) and losses incurred on any self-insured risks (including deductibles, but excluding deductibles and co-payments for losses for physical damage to the Hotel);

         (vi) All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Owner with respect to the operation of the Hotel, excluding Property Taxes (as defined in Section 11.3);

         (vii) All costs and fees of accountants, attorneys and other third parties who render professional services related to the operation of the Hotel, which under GAAP are expensed currently rather than capitalized;

         (viii) All expenses for advertising the Hotel and all expenses of sales promotion and public relations activities;

         (ix) All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of, and directly related to, the management and operation of the Hotel under this Agreement, which fees and disbursements shall be paid out of the Agency Account or reimbursed by Owner to Operator upon demand. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Operator, other than offices maintained at the Hotel for the management of the Hotel. Operator shall maintain and make available to Owner invoices or other evidence supporting such charges;

         (x)    The Base Fee;

         (xi)   Payments under any applicable franchise agreement;

         (xii) Any other item specified as an Operating Expense in this Agreement;

         (xiii) Fees for Centralized Services; and

         (xiv) Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

     B. Operating Expenses shall not include:

         (i)    Amortization and depreciation;

         (ii) the making of or the repayment of any loans or any interest, fees and charges, thereon;

          (iii) The costs of any alterations, additions or improvements which for Federal income tax purposes or under GAAP must be capitalized and amortized over the life of such alteration addition or improvement;

          (iv) Payments on account of any equipment lease that are to be capitalized under GAAP;

          (v) Payments under any ground lease, space lease or easement agreement;

          (vi)   Any item defined as a Fixed Charge in Section 11.3; or

          (vii) Any federal, state, local or franchise tax based upon net income, capital or capitalization.

11.3. "FIXED CHARGES" shall mean the cost of the following items relating to the Hotel or its facilities which are properly attributable under GAAP and the Uniform System to the period in question:

          (i) Real estate taxes, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Hotel, the Installations and the FF&E (collectively, "PROPERTY TAXES");

          (ii)   Insurance against physical damage to the Hotel; and

          (iii)   Ground lease payments and charges, if any.

11.4. "GROSS OPERATING PROFIT" for any period shall mean the amount, if any, by which Total Revenues for such period exceed Operating Expenses for such period.

11.5. "FISCAL YEAR" shall mean each twelve (12) consecutive calendar month period or partial twelve (12) consecutive calendar month period within the Operating Term commencing on January 1st (or, with respect to the first year of the Operating Term, January 1, 2002 (the "OPENING DATE")) and ending on December 31st (or, with respect to the last year of the Operating Term, the expiration or earlier termination of the Operating Term) unless Owner and Operator otherwise agree.

11.6. "AFFILIATE" shall mean any corporation, partnership, sole proprietorship or other entity or individual which (a) is owned or Controlled by such party,
(b) owns or Controls such party, or (c) is under common ownership or Control with such party; provided that Operator shall not be deemed an Affiliate of Owner and Owner shall not be deemed an Affiliate of Operator; and provided, further, that (i) JABO LLC, The John E. Boykin 1997 Amended and Restated Revocable Trust, The Robert W. Boykin Second 1997 Amended and Restated Revocable Trust, Robert W. Boykin, John E. Boykin, and any entity Controlled by such persons, and (ii) Owner, shall not be deemed to be Affiliates of each other.

11.7. "CONTROL" or "CONTROLLING" shall mean ownership of over fifty percent (50%) of the voting stock, membership interests, partnership interests or other equity interest of an entity or the ability to designate or cause to be elected the managing member, general partner or over fifty percent (50%) of the board of directors or the governing body of such entity.

                                  ARTICLE XII

                         REPRESENTATIONS AND WARRANTIES

12.1. Owner, in order to induce Operator to enter into this Agreement, hereby makes the following representations and warranties:

     A. The execution of this Agreement is permitted by the Certificate of Formation and Operating Agreement of Owner and this Agreement has been duly authorized, executed and delivered on behalf of Owner and constitutes the legal, valid and binding obligation of Owner enforceable in accordance with the terms hereof;

     B. There is no claim, litigation, proceeding or governmental investigation pending, or, as far as is known to Owner, threatened, against or relating to such party, the properties or business of Owner or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Owner to enter into this Agreement or to carry out its obligations hereunder, and, to the best of Owner's knowledge, there is no basis for any such claim, litigation, proceedings or governmental investigation, except as has been fully disclosed in writing to Operator;

     C. Neither the consummation of the transactions contemplated by this Agreement of the part of such party to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Owner is a party or by which it is bound;

     D. No approval of any third party (including any ground lessor or the holder of any Mortgage in effect as of the date of this Agreement) is required for Owner's execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement; and

     E. Owner holds all material governmental approvals required to be held by it to own the Hotel.

12.2. Operator, in order to induce Owner to enter into this Agreement, hereby makes the following representations and warranties:

     A. The execution of this Agreement is permitted by the Articles of Organizations and Operating Agreement of Operator and this Agreement has been duly authorized, executed and delivered on behalf of Operator and constitutes the legal, valid and binding obligation of Operator enforceable in accordance with the terms hereof;

     B. There is no claim, litigation, proceeding or governmental investigation pending, or, as far as is known to Operator, threatened, against or relating to such party, the properties or business of Operator or the transactions contemplated by this Agreement which does, or may reasonably be expected to, materially or adversely affect the ability of Operator to enter into this Agreement or to carry out its obligations hereunder, and, to the best of Operator's knowledge, there is no basis for any such claim, litigation, proceedings or governmental investigation, except as has been fully disclosed in writing to Owner;

     C. Neither the consummation of the transactions contemplated by this Agreement of the part of such party to be performed, nor the fulfillment of the terms, conditions and provisions of this Agreement, conflicts with or will result in the breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture, instrument or undertaking to which Operator is a party or by which it is bound;

     D. No approval of any third party is required for Operator's execution and performance of this Agreement that has not been obtained prior to the execution of this Agreement; and

     E. Operator holds all material governmental approvals required to be held by it to perform its obligations under this Agreement.

                                  ARTICLE XIII

                                    INSURANCE

13.1. The following insurance with respect to the Hotel shall be placed by Operator (without charge or mark-up by Operator) and maintained throughout the Operating Term at Owner's sole cost and expense:

     A. Insurance covering the Building, the Installations and the FF&E on an all-risk, broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery insurance, but excluding damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Building, the Installations and the FF&E (exclusive of foundations and footings);

     B. Commercial general liability insurance with a combined single limit of not less than $1,000,000 for each occurrence, together with excess liability coverage of not less than $20,000,000, covering each of the following: (i) bodily injury, (ii) death, (iii) property damage, (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, (viii) liquor law or dram shop liability, (ix) "all risk legal liability"; (x) products and completed operations, (xi) general aggregate, and (xii) personal and advertising injury.

     C. Worker's compensation insurance or insurance required by similar employee benefit acts having a minimum per occurrence limit as Operator may reasonably deem advisable against all claims which may be brought for personal injury or death of the Hotel Employees, but in any event not less than amounts prescribed by applicable state law;

     D. Fidelity insurance, in such amounts and with such deductibles as Owner may require, covering Operator's employees at the Hotel (other than executive employees of Operator) or in job classifications normally bonded in other hotels it manages in the United States or otherwise required by law;

     E. Business interruption insurance/rent insurance covering loss of income (including gross rent and other charges) for a minimum period of one
          (1) year resulting from interruption of business caused by the occurrence of any of the risks insured against under "all-risk" policy referred to in Section 13.1(A);

     F. Employment Practices Liability Insurance ("EMPLOYMENT INSURANCE") with reasonable limits and deductibles;

     G. If the Hotel is located within an area designated "flood prone" pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, flood insurance in such amount as Owner may reasonably require;

     H. Vehicle liability and physical damage insurance for owned, non-owned and hired vehicles in the amount of $10,000,000; and

     I. Such other or additional insurance as may be (i) required under the provisions of the applicable Major Agreements, as the same may change from time to time (provided Operator has been given detailed written notice of such requirements) or (ii) reasonably requested by Owner.

13.2. All insurance policies shall name Operator as the insured party and shall name as additional insureds Owner and such other parties as may be required by the terms of any mortgage, deed of trust or franchise agreement as appropriate. Upon thirty (30) days' prior written notice to Operator, Owner shall have the right to obtain any insurance required under Sections 13.1 (A), (B), (E), (G) and/or (H) above; provided, however, that in the event that Owner shall obtain any insurance with respect to the Hotel other than through the program established by Operator, such insurance policy shall name Operator as an additional named insured party. Early cancellation penalties shall be borne by Owner.

13.3. All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Owner and provided Owner has given Operator a written copy of such requirements, shall comply with the requirements of any mortgage or deed of trust encumbering the Hotel. Insurance may be provided under blanket or master policies covering one or more other hotels operated by Operator. The portion of the premium for any blanket or master policy which is allocated to the Hotel as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Owner.

13.4. All insurance policies shall specify that they cannot be canceled or modified on less than twenty (20) days' prior written notice to both Owner and Operator and any additional insureds (or such longer period as may be required under any applicable mortgage or deed of trust, provided that Operator has been advised in writing of such period), and shall provide that claims shall be paid notwithstanding any act or negligence of Owner or Operator or their respective agents or employees.

13.5. All insurance policies shall provide, to the extent customarily obtainable from the insurance company providing such insurance, that the insurance company will have no right of subrogation against Owner, Operator, any party to a mortgage or deed of trust encumbering the Hotel, or any of their respective agents, employees, partners, members, officers, directors or beneficial owners.

13.6. Owner and Operator hereby release one another from any and all liability, to the extent of the waivers of subrogation obtained under Section 13.5, associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise.

13.7. The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account to the extent of Owner's interest therein unless otherwise required by the terms of any mortgage or deed of trust encumbering the Hotel.

13.8. Provided Operator has given Owner at least ten (10) days' prior written notice of the need for such funds and Owner has not paid the same, Operator shall have the right to pay for, or reimburse itself for, insurance required under this Article XIII out of the Agency Account. Operator shall have no obligation to maintain any of the foregoing insurance if funds from Total Revenues or funds otherwise provided by Owner are not available.

13.9. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Hotel requiring replacement from time to time including an increased cost of construction endorsement in the amount of $5,000,000, if available, and the cost of debris removal in an amount not to exceed 25% of the cost of construction. In the event either party believes that full replacement cost has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined. Operator shall obtain such additional insurance as may be required as a result of such re-determination as full replacement cost.

13.10. All insurance policies covering the Hotel (including the Installations, FF&E or any personal property), and all insurance covering loss of income and business interruption, shall expressly waive any coinsurance penalty and resulting reduction in insurance proceeds, provided that a waiver of coinsurance is applicable with respect to a given insurance policy.

13.11. Operator shall promptly investigate and make a written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. Operator shall submit such proposed filings and reports relating to such claims to Owner for its review and approval, which approval shall not be unreasonably withheld or delayed, prior to submitting same to the appropriate insurance company. All other adjustments, settlements and compromises shall be made only with the prior written consent of Owner.

                                  ARTICLE XIV

                        PROPERTY TAXES; LEGAL PROCEEDINGS

14.1. If required under the Percentage Lease, provided that funds from Total Revenues or funds otherwise provided by Owner are available after payment of Operating Expenses and the Incentive Fee, if any, Operator shall pay all Property Taxes on behalf of Owner not less than ten (10) days prior to the applicable due dates. Upon Owner's request, Operator shall promptly furnish Owner with proof of payment of Property Taxes.

14.2. Upon Owner's request, Operator shall from time to time advise Owner of the desirability of contesting the validity or amount of any Property Tax (a "TAX CONTEST"). Owner may, whether or not Operator so recommends, pursue a Tax Contest, and Operator agrees to cooperate with Owner in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Owner and Operator in connection with a Tax Contest shall be Operating Expenses.

14.3. All legal proceedings of any type or nature involving or relating to the Hotel (other than as between Owner and Operator) or the operation thereof ("LEGAL PROCEEDINGS") shall be overseen by Operator. Such oversight shall include referring any Legal Proceedings to the appropriate insurance carrier for the defense thereof, to the extent covered by insurance ("INSURED CLAIMS"). Operator's oversight shall also include (i) providing Owner with prior (or simultaneous) written notice of all Legal Proceedings, (ii) instituting or defending Legal Proceedings, (iii) selecting outside counsel in connection with such Legal Proceedings, subject to the reasonable approval of Owner, (iv) directing and supervising such outside counsel, (v) furnishing to Owner any information reasonably requested by Owner regarding any Legal Proceedings, and (vi) providing quarterly status reports on any Legal Proceedings to Owner. Notwithstanding the foregoing, Owner shall have a right, exercisable by delivering written notice to Operator at any time, to direct and control all Legal Proceedings (including the selection of outside counsel) regarding Major Insured Claims, Uninsured Claims, and Non-Operational Claims and, if Owner exercises such right, Operator shall not commence or participate in any such proceeding without Owner's prior and continuing approval of both the proceeding, the conduct thereof and the counsel therefor. Operator shall provide all cooperation reasonably requested by Owner or its counsel in connection with all Legal Proceedings under the direction and control of Owner.

14.4. The term "MAJOR INSURED CLAIMS" shall mean all Insured Claims to the extent the claim exceeds $200,000. The term "UNINSURED CLAIMS" shall mean any Legal Proceedings that are not Insured Claims, where the claim exceeds $10,000. The term "NON-OPERATIONAL CLAIMS" shall mean any Legal Proceedings that are not Operational Claims. The term "OPERATIONAL CLAIMS" shall mean any and all claims to collect charges, rents or other income derived from the Hotel's operations or to dispossess guests, tenants or other persons in possession of all or any portion of the Hotel, or to cancel or terminate any lease, license, service contract or possession agreement for the breach thereof or default thereunder by the other party thereto and any other claim relating to the operation (as distinguished from the ownership) of the Hotel, excluding any claim relating to, arising out of or in connection with any agreement, arrangement or understanding
(i) having a term of more than one year that cannot be cancelled by Owner without penalty on no more than 90 days' prior written notice or (ii) by Operator or its Affiliates that affects that Hotel and any other property.

14.5. Notwithstanding anything herein to the contrary, Operator shall be entitled to participate in the conduct of any Legal Proceeding under the direction and control of Owner in which Operator is a named defendant or which affects any agreement of Operator or its Affiliates regarding any property other than the Hotel, at Operator's sole expense if not otherwise being defended by Owner's counsel, provided that Operator's participation shall not interfere with the conduct of such action by Owner. Notwithstanding the foregoing, Operator's legal counsel shall be at the expense of Owner if in the reasonable opinion of Owner's legal counsel such counsel cannot ethically represent both Owner and Operator because of a conflict of interest.

                                   ARTICLE XV

                       DAMAGE OR DESTRUCTION; CONDEMNATION

15.1. If the Hotel is damaged by fire or other casualty, Operator shall promptly notify Owner. This Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty (30) days' prior notice to the other party if (a) Owner shall elect to close the Hotel as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Owner shall determine in good faith not to proceed with the restoration of the Hotel and provided further that Operator may terminate this Agreement upon thirty (30) days' prior notice to Owner if 20% or more of the rooms in the Hotel are unavailable for rental for a period of sixty
(60) days or more as a result of such casualty.

15.2. If all or any portion of the Hotel becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Owner.

Either party may terminate this Agreement on thirty (30) days' notice to the other party if (a) all or substantially all of the Hotel is taken through condemnation or (b) less than all or substantially all of the Hotel is taken, but, in the reasonable judgment of the party giving the termination notice, the Hotel cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as a first-class, full-service hotel. Additionally, Operator may terminate this Agreement upon thirty (30) days' prior notice to Owner if 20% or more of the rooms in the Hotel are unavailable for rental for a period of sixty
(60) days or more as a result of a condemnation.

15.3. Any condemnation award or similar compensation shall be the property of Owner, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Operator as a result of such condemnation.

15.4. Neither Owner nor Operator shall be liable for any termination fee, penalty or liability made in connection with a termination of this agreement pursuant to the provisions of this Article XV.

                                  ARTICLE XVI

                                EVENTS OF DEFAULT

16.1. The following shall constitute events of default:

     A. If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period of ten (10) days after written notice from the other party;

     B. If either party shall be in material default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty (30)-day period, an event of default shall not occur if and so long as the defaulting party promptly commences and diligently pursues the curing of such default;

     C. If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws, (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any such proceeding by any other person or entity (an "INVOLUNTARY PROCEEDING"); or

     D. If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days.

16.2. If any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days' prior notice to the defaulting party. Except as otherwise provided in Section 21.2(d), neither Owner nor Operator shall be liable to the other for any termination fee, penalty or liability in connection with the rightful termination of the other party in accordance with this Section 16.2, but each party shall remain responsible for all fees and expenses then due and payable hereunder to the other party and its Affiliates. No termination pursuant to this Section 16.2 shall be effective unless and until Owner shall pay to Operator and its Affiliates all amounts then due and owing at the time of such termination to Operator and its Affiliates, excluding such amounts about which there is a good faith dispute, provided that Owner shall be entitled to offset against such amounts any amounts due and owing at the time of such termination to Owner and its Affiliates by Operator and its Affiliates, excluding such amounts about which there is a good faith dispute.

16.3. The right of termination set forth in Section 16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract or otherwise available in law or at equity.

16.4. Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as a result of fire or other casualty, act of God, strike or other labor unrest, unavailability of materials, terrorist act, war, riot or other civil commotion or any other cause beyond the control of such party, which shall not include the inability of such party to meet its financial obligations (collectively, "FORCE MAJEURE EVENTS").

                                  ARTICLE XVII

                               TERMINATION RIGHTS

17.1. Owner may terminate this Agreement at any time upon ninety (90) days' prior written notice to Operator; provided, however, that no such termination shall be effective unless and until Owner shall pay to Operator and its Affiliates all amounts then due and owing to Operator and its Affiliates.

17.2. Owner shall not be liable for any termination fee, penalty or liability in connection with a termination of this Agreement pursuant to the provisions of this Article XVII.

                                 ARTICLE XVIII

                                   ASSIGNMENT

18.1. Operator shall not assign, pledge or encumber this Agreement or its interest in this Agreement without the prior consent of Owner, provided that Operator may, without the consent of Owner, assign this Agreement to (a) any entity directly or indirectly controlling, controlled by or under common control with Operator (control being deemed to mean the ownership of 50% or more of the stock or other beneficial interest in such entity and/or the power to direct the day-today operations of such entity), (b) any entity which is the successor by merger, consolidation or reorganization of Operator or Operator's general partner or parent corporation, or (c) the purchaser of all or substantially all of the hotel management business of Operator or Operator's general partner, managing member or parent corporation.

18.2. Owner may transfer or assign its rights and obligations under this Agreement without the consent of Operator, but shall deliver to Operator written notice of such transfer or assignment not less than thirty (30) days prior to the effective date thereof; provided, however, that Operator shall have the right within thirty (30) days following receipt of such notice to terminate this Agreement, which right shall be exercised by the delivery of notice by Operator to Owner within such thirty (30) days. In the event that Operator exercises its right to terminate this Agreement pursuant to this Section 18.2, such termination shall not be effective any earlier than ninety (90) days after delivery of Operator's notice to terminate to Owner.

18.3. Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment.

                                  ARTICLE XIX

                                     NOTICES

19.1. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

             Owner:          __________________
                             45 W. Prospect Avenue
                             Guildhall Building #1500
                             Cleveland, Ohio 44115
                             Attn:  President

             and Operator:   Boykin Management Company Limited Liability Company
                             45 W. Prospect Avenue
                             Guildhall Bldg. #1515
                             Cleveland, Ohio 44115
                             Attention:   President
                             Facsimile No.: (216) 241-1329

or to such other addresses as Operator and Owner shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date on which it is received, if sent by certified mail, (b) on the business day it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or (c) on the date received if it shall have been given to a nationally-recognized overnight courier service.

                                   ARTICLE XX

                                    ESTOPPELS

20.1. Owner and Operator agree that from time to time upon the request of the other party or from the lender under any mortgage or deed of trust encumbering the Hotel), it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.

                                  ARTICLE XXI

                                 INDEMNIFICATION

21.1. Operator shall indemnify and hold Owner (and Owner's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of Operator, (b) the breach by Operator of any provision of this Agreement, including, without limitation, any action taken by Operator which is beyond the scope of

Operator's authority under this Agreement. Owner shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification.

21.2. Except as provided in Section 21.1, Owner shall indemnify and hold Operator (and Operator's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Operator's services under this Agreement, (b) any act or omission (whether or not willful, tortious, or negligent) of Owner or any third party, (c) or any other occurrence related to the Hotel whether arising before, during or after the Operating Term, or (d) any liability to which Operator is subjected pursuant to WARN in connection with the termination of this Agreement, provided that Operator has provided notices in the form (other than any reference to the time period) required by WARN within five (5) Business Days of Operator's receipt of a notice of the termination of this Agreement, excluding any termination of this Agreement which results from the commission of any theft, embezzlement or other criminal misappropriation of Hotel or Owner funds or any fraud or felony by any executive of Operator that relates to or materially affects the operation or reputation of the Hotel. Operator shall promptly provide Owner with written notice of any claim or suit brought against it by a third party which might result in such indemnification.

21.3. Any party obligated to indemnify the other party under this Agreement (the "INDEMNIFYING PARTY") shall have the right, by notice to the other party, to assume the defense of any claim with respect to which the other party is entitled to indemnification hereunder; provided that the Indemnifying Party expressly acknowledges its obligation to provide indemnity hereunder. If the Indemnifying Party gives such notice, (i) such defense shall be conducted by counsel selected by the Indemnifying Party and approved by the other party, such approval not to be unreasonably withheld or delayed (provided, however, that the other party's approval shall not be required with respect to counsel designated by the Indemnifying Party's insurer); (ii) so long as the Indemnifying Party is conducting such defense with reasonable diligence, the Indemnifying Party shall have the right to control said defense and shall not be required to pay the fees or disbursements of any counsel engaged by the other party for services rendered after the Indemnifying Party has given the notice provided for above to the other party, except if there is a conflict of interest between the parties with respect to such claim or defense; and (iii) the Indemnifying Party shall have the right, without the consent of the other party, to settle such claim, but only provided that such settlement involves only the payment of money, the Indemnifying Party pays all amounts due in connection with or by reason of such settlement and, as part thereof, the other party is unconditionally released from all liability in respect of such claim. The other party shall have the right to participate in the defense of any claim being defended by the Indemnifying Party at the expense of the other party, but the Indemnifying Party shall have the right to control such defense (other than in the event of a conflict of interest between the parties with respect to such claim or defense). In no event shall (i) the other party settle any claim without the consent of the Indemnifying Party so long as the Indemnifying Party is conducting the defense thereof in accordance with this Agreement; or (ii) if a claim is covered by the Indemnifying Party's liability insurance, take or omit to take any action which would cause the insurer not to defend such claim or to disclaim liability in respect thereof.

21.4. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Operating Term.

                                  ARTICLE XXII

                                  SUBORDINATION

22.1. It is mutually agreed that this Agreement is subject and subordinate to the lien of all and any Mortgages held by mortgagees that are not Affiliates of Owner. The term "MORTGAGES" shall include both construction and permanent financing as well as secondary or junior financings and personal property financing and shall include deeds of trust and similar security instruments that may now or hereafter encumber or otherwise affect the Hotel and to all and any renewals, extensions, modifications, recastings or refinancings thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee, trustee, beneficiary, or secured party. At Owner's request, Operator shall promptly execute any requisite or appropriate certificate or other documents to reflect that this Agreement is subject and subordinate to the lien described above.

22.2. After the occurrence of, and during the continuation of, a default under any Mortgages of mortgagees that are not Affiliated with Owner, the Incentive Fee shall be accrued and not paid to Operator, provided that upon the curing of such default, the accrued but unpaid Incentive Fee, together with interest (calculated at eight percent (8%) per annum) accrued thereon from the date such Incentive Fee should have been paid in accordance with the terms of this Agreement to the date of such payment, shall be immediately paid to Operator.

22.3. Operator agrees to negotiate in good faith with Owner with respect to any modifications to this Agreement or any ancillary agreement that may reasonably be required or requested by any such construction or permanent institutional first mortgagee not Affiliated with Owner. Operator agrees that the operation is expressly conditioned upon the approval hereof by such mortgagee and the satisfaction by Owner and Operator of such additional conditions and requirements as may be imposed by such construction or permanent institutional first mortgagee, provided, however, that Operator shall not be required to accept modifications other than the aforementioned subordination that materially and adversely affect its rights and obligations hereunder.

22.4. It is agreed that in the event any party shall succeed to the interest of Owner through foreclosure or through a deed in lieu thereof, no liability or outstanding obligation of Owner to Operator that arose prior to such foreclosure or deed shall bind, obligate, or become a liability of such party, but Owner shall remain liable therefore.

22.5. If requested to do so by any mortgagee not Affiliated with Owner, Operator shall furnish to such mortgagee a copy of any financial report, statement, schedule, or plan required under this Agreement, to be submitted by Operator to Owner.

22.6. A copy of all notices of default under this Agreement shall be provided to any mortgagee of the Hotel, and such mortgages shall be given a reasonable opportunity to cure such default. In addition, upon the request of any mortgagee or of either party hereto, Owner and/or Operator shall provide for such requesting party or such mortgagee estoppel certificates that shall state that this Agreement is in full force and shall specify any known defaults, if any, thereunder. Operator shall certify to such mortgagee, and/or to Owner, that all preconditions and the full effectiveness of the Agreement have been satisfied and that the Operating Term has commenced.

                                 ARTICLE XXIII

                                  MISCELLANEOUS

23.1. Owner and Operator shall execute and deliver any additional documents and instruments and take any other action that may be necessary or appropriate to effectuate the intent and purpose of this Agreement.

23.2. Operator may engage one or more of its Affiliates or other related parties to furnish goods or services to the Hotel; provided, however, that the terms of any such arrangement, when taken as a whole, shall not be materially less favorable to the Hotel than the prevailing terms of similar such arrangements obtainable on a commercially reasonable basis from unrelated parties in the area of the Hotel. Operator shall promptly notify Owner of any such engagement of Operator's Affiliates to the extent such engagement and affiliation are not included in the applicable Budgets.

23.3. During the Operating Term, Operator shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "CODE"). To that end, during the Operating Term:

     (a) Operator shall not permit wagering activities to be conducted at or in connection with the Hotel;

     (b) Operator shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of Boykin Lodging Company;

     (c) no more than 35% of the total combined voting power of Operator's outstanding stock (or 35% of the total shares of all classes of its outstanding stock) shall be owned, directly or indirectly, by one or more persons owning 35% or more of the outstanding stock of Boykin Lodging Company; and

     (d) Operator (or a person who is a "related person" within the meaning of Section 856(d)(9)(F) of the Code (a "RELATED PERSON") with respect to Operator)) shall be actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for one or ore persons who are not Related Persons with respect to Boykin Lodging Company or Owner ("UNRELATED PERSONS").

A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "LODGING FACILITY" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to Boykin Lodging Company.

23.4. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Owner acknowledges that in entering into this Agreement Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator.

23.5. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

23.6. A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

23.7. This Agreement shall be binding upon and inure to the benefit of Owner and Operator and their respective successors and permitted assigns.

23.8. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the state of Ohio.

     IN WITNESS WHEREOF, Operator and Owner have duly executed this Agreement the day and year first above written.


                                     "OWNER"




                                     -----------------------

                                     By:    BellBoy, Inc., Sole Member

                                            By: /s/ Richard C. Conti
                                                --------------------
                                                Name: Richard C. Conti
                                                Title: President


                                     "OPERATOR"


                                     By:  BOYKIN MANAGEMENT COMPANY
                                          LIMITED LIABILITY COMPANY

                                            By: /s/ John E. Boykin
                                                ------------------
                                                Name: John E. Boykin
                                                Title: Secretary